                                   EXHIBIT 11.
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

THREE-MONTH PERIOD ENDED JUNE 30, 1998
-------------------------------------------------------------------------------------------------------------------
                                                                                                        ASSUMING
                                                                                      BASIC           DILUTION (2)
                                                                                 --------------      --------------
WEIGHTED AVERAGE OF OUTSTANDING SHARES                                              35,979,989          35,979,989

COMMON EQUIVALENT SHARES:
     OUTSTANDING STOCK OPTIONS                                                             N/A           1,263,716

OTHER POTENTIALLY DILUTIVE SECURITIES:
     CONVERTIBLE NOTES (1)                                                                 N/A           3,571,429

                                                                                 --------------      --------------
SHARES USED IN COMPUTING
NET INCOME PER COMMON SHARE                                                         35,979,989          40,815,134
                                                                                 ==============      ==============


NET INCOME                                                                        $  7,419,000        $  7,419,000

ADJUSTMENTS ASSUMING DILUTION:
     INTEREST EXPENSE ADJUSTMENT, NET OF APPLICABLE TAXES                                  N/A             985,565

                                                                                 --------------      --------------
NET INCOME                                                                        $  7,419,000        $  8,404,565
                                                                                 ==============      ==============



NET INCOME PER COMMON SHARE                                                       $       0.21        $       0.21
                                                                                 ==============      ==============


SIX-MONTH PERIOD ENDED JUNE 30, 1998
-------------------------------------------------------------------------------------------------------------------
                                                                                                        ASSUMING
                                                                                      BASIC           DILUTION (2)
                                                                                 --------------      --------------
WEIGHTED AVERAGE OF OUTSTANDING SHARES                                              34,408,545          34,408,545

COMMON EQUIVALENT SHARES:
     OUTSTANDING STOCK OPTIONS                                                             N/A           1,304,037

OTHER POTENTIALLY DILUTIVE SECURITIES:
     CONVERTIBLE NOTES (1)                                                                 N/A           3,571,429

                                                                                 --------------      --------------
SHARES USED IN COMPUTING
NET INCOME PER COMMON SHARE                                                         34,408,545          39,284,011
                                                                                 ==============      ==============


NET INCOME                                                                        $ 13,938,000        $ 13,938,000

ADJUSTMENTS ASSUMING DILUTION:
     INTEREST EXPENSE ADJUSTMENT, NET OF APPLICABLE TAXES                                  N/A           2,039,645

                                                                                 --------------      --------------
NET INCOME                                                                        $ 13,938,000        $ 15,977,645
                                                                                 ==============      ==============



 NET INCOME PER COMMON SHARE                                                      $       0.41        $       0.41
                                                                                 ==============      ==============


NOTES:

(1) - ON SEPTEMBER 16, 1997, THE COMPANY SOLD $100 MILLION OF 5% CONVERTIBLE SUBORDINATED NOTES DUE OCTOBER 2002. THE NOTES ARE CONVERTIBLE AT THE OPTION OF THE HOLDERS INTO ORBITAL COMMON STOCK AT A CONVERSION PRICE OF $28.00 PER SHARE.





(2) - SUBSIDIARY STOCK OPTIONS THAT ENABLE HOLDERS TO OBTAIN SUBSIDIARY'S COMMON STOCK PURSUANT TO EFFECTIVE STOCK OPTION PLANS ARE INCLUDED IN COMPUTING THE SUBSIDIARY'S EARNINGS PER SHARE, TO THE EXTENT DILUTIVE. THOSE EARNINGS PER SHARE DATA ARE INCLUDED IN THE COMPANY'S PER SHARE COMPUTATIONS BASED ON THE COMPANY'S HOLDINGS OF THE SUBSIDIARY'S STOCK. FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1998, ALL SUCH SUBSIDIARY STOCK OPTIONS WERE ANTI-DILUTIVE.